UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Bank of America Corporation

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Additional Solicitation Materials 2026 Annual Meeting of Shareholders For more details about the information in these additional solicitation materials, please see our 2026 proxy statement

What would you like the power to do?® At Bank of America, we ask this question every day of all those we serve. It is at the core of how we live our values, deliver our purpose, and achieve Responsible Growth. Our values Deliver together • Act responsibly • Realize the power of our people • Trust the team Our purpose To help make financial lives better, through the power of every connection Responsible Growth • We must grow and win in the market —no excuses • We must grow with our customer-focused strategy • We must grow within our risk framework • We must grow in a sustainable manner Eight lines of business Serving the core financial needs of people, companies and institutional investors through eight lines of business

Executive Summary At Bank of America, we continued to deliver strong results in 2025, reflecting our commitment to driving Responsible Growth and longterm value for our shareholders through robust Board oversight, governance and executive compensation practices 1 Strong 2025 results reflect our continued focus on Responsible Growth and commitment to delivering strength and stability for our clients, teammates, communities and shareholders • Achieved full year net income of $30.5B, diluted earnings per share growth of 19% from 2024, revenue surpassed $110B, and we improved returns on assets and equity, reflecting strong, organic growth across our four business segments • Balance sheet remained strong with end of period growth in deposits to $2.0T and loans to $1.2T, and capital and liquidity well in excess of regulatory requirements 2 Our Board composition and leadership structure support active and independent oversight of our company • Our 12 nominees bring complementary experiences, skills and expertise that are critical to the Board’s ability to provide effective oversight of our company and our business, strategy and operations • Shareholders have consistently affirmed our Board’s approach to determining its optimal leadership structure; our Lead Independent Director is empowered with comprehensive authority and responsibilities, which are set forth in our Corporate Governance Guidelines 3 Our executive compensation program demonstrates pay-for-performance philosophy and thoughtful consideration of shareholder perspectives • The Compensation and Human Capital Committee has maintained prior enhancements to our program and introduced further enhancements, informed by regular engagement with our shareholders and reflected in this year’s proxy statement disclosures • 2025 pay outcomes were determined through a disciplined evaluation and decision process, taking into account the company’s performance on both an absolute and relative basis, and appropriately considering long-term stability and risk management as a highly regulated financial institution 4 This year’s shareholder proposals seek changes to our governance practices or changes to or reports on how we conduct our business that are not in shareholders’ best interests • The Board and management undertook a careful review of each proposal and engaged with proponents to better understand their perspectives; we omitted one duplicate proposal, and following productive discussions with proponents, several proposals were withdrawn • Both shareholder proposals subject to a vote at our 2026 Annual Meeting have been previously considered and rejected by our shareholders The Board asks that you vote FOR all management proposals and AGAINST the shareholder proposals at the 2026 Annual Meeting; these proposals are covered in more detail in the following slides and in our proxy statement

Delivered Strong Results in 2025[1]

Earnings Growth	Revenue Growth	Balance Sheet Strength
Net income $30.5B +13% YoY **EPS $3.81[2]** +19% YoY **Operating leverage[3]** 2.5% **Efficiency ratio 62%** improved 147 bps YoY	**Revenue $113.1B[4]** +7% YoY **Net interest income** +7% YoY **Sales & trading** +11% YoY **Asset mgmt. fees** +12% YoY **Investment banking fees** +7% YoY	**Deposits $2.0T** +3% YoY **Loans $1.2T** +8% YoY **CET1 11.4%** well above reg. min.[5] **Robust liquidity** GLS $975B[6]
0.89% ROA +7 bps YoY	**10.6% ROE** +106 bps YoY	**14.2% ROTCE[7]** +128 bps YoY

Note: ROA stands for return on average assets. ROE stands for return on average common shareholders' equity. ROTCE stands for return on average tangible common shareholders' equity. End of period unless otherwise noted.
[1] This presentation reflects the Corporation's election to change its accounting methods for certain tax-related equity investments effective 4Q25, which were applied on a retrospective basis as disclosed in the Current Report on Form 8-K furnished with the U.S. Securities and Exchange Commission on January 6, 2026. For important presentation information, please see our earnings materials and Annual Report on Form 10-K available on our investor relations website: https://investor.bankofamerica.com.
[2] Diluted earnings per share.
[3] Operating leverage calculated as the year-over-year percentage change in revenue, net of interest expense, less the percentage change in noninterest expense.
[4] Revenue, net of interest expense.
[5] CET1 stands for common equity tier 1 capital. The regulatory minimum requirement is 10%.
[6] GLS stands for average Global Liquidity Sources. For the definition of GLS, please see our earnings materials on our investor relations website.
[7] Represents a non-GAAP financial measure. For a reconciliation to the most directly comparable GAAP financial measure and additional information about the non-GAAP financial measure, see Endnote A on page 12.

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Supported Clients and Drove Organic Growth in 2025 Consumer Banking Added ~680,000 net new checking accounts; completed 28 consecutive quarters of net growth Added ~3.8MM new credit card accounts1 Consumer investment assets of $599B2, up 16% YoY; over 4MM accounts with $19B flows since 4Q24 Grew average Small Business loans 7% YoY Global Wealth & Investment Management $4.8T client balances2, up 12% YoY, with AUM balances of $2.2T, up 16% Added ~21,000 net new relationships across Merrill and Private Bank Opened ~114,000 new bank accounts; 64% of clients have banking relationship $6.5T total deposits, loans, and investment balances3 $115B total net wealth spectrum client flows since 4Q244 Global Banking Global #3 investment banking fee ranking5 ? Treasury service charges increased 13% YoY ? Grew average Middle Market loans 6% YoY6 ? Grew average deposits 13% YoY Global Markets Record sales and trading revenue 15 consecutive quarters of YoY sales and trading revenue growth Record Equities sales and trading revenue 21 consecutive quarters of average loan growth 1 Includes credit cards across Consumer Banking, Small Business, and Global Wealth & Investment Management (GWIM). 2 End of period. Consumer investment assets include client brokerage assets, deposit sweep balances, brokered certificates of deposit (CDs), and assets under management (AUM) in Consumer Banking. GWIM client balances include deposits, loans and leases, AUM, brokerage, and other assets. 3 As of December 31, 2025. Investment balances include AUM, brokerage, and other assets. 4 Includes net client flows across Merrill, Private Bank, and Consumer Investments. 5 Source: Dealogic as of December 31, 2025. 6 Includes loans to Global Commercial Banking clients, excluding commercial real estate and specialized industries.

Twelve Highly Engaged Director Nominees Sharon L. Allen José (Joe) E. Almeida Arnold W. Donald Monica C. Lozano Brian T. Moynihan Maria N. Martinez Lionel L. Nowell III Denise L. Ramos Clayton S. Rose Michael D. White Thomas D. Woods Maria T. Zuber Our Board leadership structure provides for flexibility to meet the company’s evolving needs, strategy and operating environment, and is responsive to shifts in Board composition, shareholder perspectives and corporate governance practices; shareholders have consistently expressed an understanding of this flexible approach and support for our strong Lead Independent Director role Our Lead Independent Director, Mr. Nowell, is empowered with and exercises robust, well-defined duties formalized in our Corporate Governance Guidelines, including but not limited to: • Regularly convening and presiding over executive sessions of our independent directors outside the presence of management and our CEO, and developing topics for discussion during these closed sessions • Speaking individually with each Board member at least quarterly; meeting with our CEO at least monthly and with other members of management regularly • Assisting Board and key committees in promoting corporate governance practices, contributing to the annual CEO performance review and participating in CEO succession planning • Having regular calls with primary bank regulators • Playing a central role in overseeing and participating in shareholder engagement efforts For more information, see pp. 6-33 of our proxy statement Relevant and complementary experience Relevant and complementary experience Audit/Financial Reporting Complex, Highly Regulated Businesses Consumer, Corporate, and Investment Businesses Cybersecurity, Technology, and Information Security Financial Services Global Perspective Government, Academia, Public Policy, and Regulatory Affairs Human Capital Management and Succession Planning Public Company Board Service and Corporate Governance Risk Management Strategic Planning Sustainability and Social Responsibility

Shareholder Input Informs Executive Compensation Actions In 2025, we continued our practice of engaging with shareholders to seek input and gather perspectives on our executive compensation program and other topics of interest Outreach to 74 institutional shareholders Engagements representing ~45% of institutionally held shares Engagement with 31 institutional shareholders Independent director-led engagements with ~42% of institutionally held shares Shareholder engagement, combined with an assessment of the drivers of the Say on Pay vote outcome in 2025, informed our Compensation and Human Capital Committee’s decision to maintain a generally consistent program design in applying our pay-for-performance philosophy For more information, see p. 43 of our proxy statement Summary of shareholder perspectives: Broad support for our compensation program, structure and philosophy, and its alignment with the four tenets of Responsible Growth Understanding of the importance of the Committee’s use of business judgment to promote long-term stability and prudent risk-taking, as a highly regulated financial institution Appreciation for program enhancements implemented in recent years Interest in understanding how our performance restricted stock units (PRSU) program incentivizes alignment of pay with successful achievement of growth for shareholders Considering shareholder perspectives, the Committee maintained prior enhancements and introduced new ones: Enhanced PRSU program, reflecting our focus on long-term Responsible Growth, as discussed during our 2025 Investor Day • Increased performance standards necessary to achieve 100% payout • Provided upside maximum opportunity for exceptional future performance NEW FOR 2025 • Continued to provide pay rationale and individual performance highlights for each NEO to more clearly demonstrate link between pay and performance • Enhanced disclosure of performance year compensation table to include five years of performance compensation determinations

For more information, see pp. 45-47 of our proxy statement

CEO Compensation Structure and Pay Rationale

2025 CEO PAY STRUCTURE

Base Salary	Fixed pay; semi-monthly cash payment
Cash-Settled RSUs	Tracks stock price performance over 1-year vesting period; in lieu of a cash incentive
PRSUs	Earned based on achievement of three-year average performance of key metrics
Time-Based RSUs	Value subject to 4-year stock price performance

~96% VARIABLE (Cash-Settled RSUs, PRSUs and Time-Based RSUs)

Stock retention requirements reinforce alignment between executives and shareholders

- *CEO – 50% of net after-tax shares received from equity-based awards retained until one year after retirement*
- *Other NEOs – 50% of net after tax shares received from equity-based awards are retained until retirement*

HIGHLIGHTS OF CEO PAY RATIONALE AND 2025 PERFORMANCE

The Compensation and Human Capital Committee regularly evaluates absolute and relative performance and company size to inform annual pay decisions. For 2025, the performance factors supporting the pay decisions for our CEO included:


2025
COMPENSATION
$41.0M
Salary $1.5M
TRSU $7.90M
CRSU $11.85M
PRSU $19.75M

- Exceeded Board-approved financial plan with diluted EPS up 19% and net income up 13% vs. 2024, and generated ~250 bps of operating leverage
- Delivered strong operating and market-share performance – loan growth, deposit growth and fee growth generally met or exceeded the Board's expectations
- Focus on growth as part of Responsible Growth and continued investments to make the company a Great Place to Work
- 28% Total Shareholder Return (TSR) in 2025, following 34% TSR in 2024
- Peer benchmark data and trends were considered, including relative size, scope and complexity

Net Income of $30.5B - 1 of only 4 U.S. companies to have delivered over $15.0B in Net Income in each of the last eleven years

Revenue of $113.1B was up 7% from 2024, driven by record net interest income and strong fee income

Ranked #2 compared to our primary competitors[1] on Net Income, Revenue and Market Capitalization for 2025

[1] Primary competitors consist of Citigroup, Goldman Sachs, JPMorgan Chase, Morgan Stanley, and Wells Fargo.

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Our Board Requests Your Support FOR the Following Management Proposals Proposal Our Board’s Perspective For More Information Item 1: Election of directors Item 2: “Say on Pay” vote Item 3: Appointment of public accounting firm Our Board regularly reviews and renews its composition through thoughtful evaluation, and continues to enhance its director succession planning and selection process • Our nominees reflect the Board’s commitment to assess, identify, evaluate and recommend candidates who possess high personal integrity and character, demonstrated management and leadership ability, extensive experience within our industry or other sectors and the ability to exercise sound and independent judgment in a collegial manner • Our compensation philosophy is to pay for performance over the long-term, as well as on an annual basis • Compensation considerations reinforce and promote Responsible Growth and help align executive officer and shareholder interests • Comprehensive evaluation based on multi-faceted performance assessment helps ensure that incentive compensation decisions reflect risk management and pay-for-performance philosophy • Shareholder engagement over the past year has confirmed support for enhancements and disclosures implemented in 2023 and 2024, which continue to be reflected in this year’s proxy statement Our Audit Committee has appointed PricewaterhouseCoopers LLP (PwC) as our independent registered public accounting firm for 2026 • Our Board is seeking shareholders’ ratification of PwC’s appointment See p. 6 of these materials and pp. 6-33 of our proxy statement See pp. 7-8 of these materials and pp. 42-70 of our proxy statement See pp. 75-76 of our proxy statement

Our Approach to Shareholder Proposals When we receive a shareholder proposal, we carefully review and discuss it with internal subject matter experts on the matters raised by the proposal, and we review the proposal with management and the Board. If we have not already taken action to address proponents’ concerns or prepared requested reports, the Board considers the proposals’ usefulness to shareholders, the costs involved and potential conflicts of such requests with our existing practices and disclosures. We also seek engagement with shareholder proponents. As a result of the productive discussions we had with shareholder proponents and/or their representatives, several proposals submitted for inclusion in the proxy statement were withdrawn by the proponents. The two shareholder proposals submitted for shareholder consideration this year seek changes to our corporate governance practices, or changes to or reports on how we conduct our business in the ordinary course. Both of them were previously considered and rejected by our shareholders, and the Board continues to believe that their adoption would not be in shareholders’ best interests. Our Board Recommends a Vote AGAINST the Following Shareholder Proposals Proposal Proponent Our Board’s Perspective Our Shareholders’ Perspective For More Information Item 4: Requesting independent board chair National Legal and Policy Center (NLPC) Since 2015, our shareholders have consistently rejected the proposal’s permanent, one-size-fits-all approach to Board leadership structure and affirmed that the Board should retain the flexibility to determine the most effective Board leadership structure based on current circumstances and needs • Our current Board leadership structure and governance practices provide rigorous and effective independent Board oversight • The Board evaluates and reviews the Board’s leadership structure at least annually, actively seeking and considering input from shareholders • There is no conclusive evidence demonstrating that an independent Chair leads to superior governance or performance, and Board flexibility to determine the optimal leadership structure is the norm at other large companies In 2015, our Board convened a special shareholders’ meeting solely to give shareholders a vote on whether or not they wanted to change the Bylaws of the company to require an independent Chair Shareholders resoundingly said NO, as over 62% of votes cast favored allowing our Board the flexibility to determine its leadership structure, including appointing an independent Chair or appointing a Lead Independent Director when the Chair is not an independent director Our shareholders continue to support that 2015 decision. At the annual meetings in each of 2017, 2018, 2023 and 2024, our shareholders overwhelmingly rejected proposals to require an independent Chair—all of which were submitted by the same few proponents—each time by a more than two-to-one margin Shareholders also continue to express support for this flexibility during our regular engagement conversations on Board and governance topics See p. 6 of these materials and pp. 23-24 and 77-80 of our proxy statement

Our Board Recommends a Vote AGAINST the Following Shareholder Proposals (cont’d) 43888-049 Proposal Proponent Our Board’s Perspective For More Information Item 5: Requesting report on board oversight of risks related to animal welfare Harrington Investments Our Board’s Corporate Governance Committee oversees the management of our sustainability practices to support Responsible Growth, and our Board’s Enterprise Risk Committee oversees the key risks facing our company, including environmental and social risks Our company has robust mechanisms for managing environmental, social and financial risks across our enterprise, including risks associated with animal welfare issues In light of our Board’s oversight of our sustainability practices and related risks, including risks related to animal welfare, and our existing disclosure about our approach to managing these risks, preparation of the requested report would not provide shareholders with meaningful additional information and would not be a productive use of company resources See pp. 77 and 81-82 of our proxy statement

Endnotes A. Return on average tangible common shareholders’ equity measures our net income applicable to common shareholders as a percentage of adjusted average common shareholders’ equity. Return on average tangible common shareholders’ equity is calculated as net income applicable to common shareholders of $29.1B divided by average common shareholders’ equity of $274.4B, reduced by goodwill of $69.0B and intangible assets (excluding mortgage servicing rights) of $1.9B, net of related deferred tax liabilities of $0.8B. Management uses these measures to evaluate the company’s use of equity and to support overall growth goals and the company believes the use of ratios that utilize tangible equity provides additional useful information because they present measures of those assets that can generate income. Cautionary information and forward-looking statements These additional solicitation materials contain certain statements regarding Responsible Growth and statements related to sustainability (collectively, the Sustainability Information). Such Sustainability Information may be based on current or historic opinions, strategies, aspirations, commitments, goals, targets, and objectives which continue to evolve and develop, and there is no promise or guarantee that such aspirations, commitments, goals, targets, and objectives will be met. The Sustainability Information is as of the date of these additional solicitation materials and subject to change without notice. Additionally, certain statements contained in these additional solicitation materials may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about our business and the Sustainability Information. We use words such as “anticipates,” “targets,” “expects,” “hopes,” “estimates,” “intends,” “plans,” “goals,” “believes,” “continue” and other similar expressions or future or conditional verbs such as “will,” “may,” “might,” “should,” “would” and “could” to identify forward-looking statements. Forward looking statements are not based on historical facts, but reflect management’s current expectations, plans or forecasts, are not guarantees of future results or performance, involve certain known and unknown risks, uncertainties and assumptions that are difficult to predict and often beyond our control and are inherently uncertain. You should not place undue reliance on any forward looking statement. Actual outcomes and results may differ materially from those expressed in, or implied by, any of these forward-looking statements due to a variety of factors. You should consider all of the precautionary statements, uncertainties and risks discussed in our filings with the U.S. Securities and Exchange Commission (SEC), including in our 2025 Annual Report on Form 10-K and subsequent SEC filings. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise any forward-looking statements. Any website references (including any hyperlinks) in these additional solicitation materials are provided for convenience only, and the content of which is not incorporated by reference into theseadditional solicitation materials.